NEWS

Marriott International Reports Third Quarter 2026 Results

•Third quarter 2026 RevPAR1 increased 6.5 percent worldwide, with 7.4 percent growth in the U.S. & Canada and 4.4 percent growth in international markets

•Third quarter reported diluted EPS totaled $3.04 and Adjusted diluted EPS totaled $3.02

•Third quarter reported net income totaled $794 million and Adjusted net income totaled $790 million

•Third quarter Adjusted EBITDA totaled $1,512 million

•The company added roughly 20,100 net rooms globally during the quarter and net rooms grew 4.6 percent from the end of the third quarter of 2025

•At the end of the quarter, Marriott’s worldwide development pipeline reached a new record and totaled over 4,200 properties and more than 634,000 rooms, with 44 percent of pipeline rooms under construction including hotels that are pending conversion

•The company repurchased 3.5 million shares of common stock for $1.3 billion in the 2026 third quarter. Year-to-date through October 28, the company has returned approximately $4.0 billion to shareholders through dividends and share repurchases

For a summary of third quarter 2026 highlights, please visit: https://news.marriott.com/static-assets/component-resources/newscenter/earnings/2026/2026-q3-earnings-infographic.pdf

BETHESDA, MD – November 2, 2026 - Marriott International, Inc. (Nasdaq: MAR) today reported third quarter 2026 results.

Anthony Capuano, President and Chief Executive Officer, said, “Our excellent third quarter results reflected continued momentum across our business, the benefits of our global scale, and the power of our brands and revenue engines. Global RevPAR increased 6.5 percent in the third quarter, on higher ADR and occupancy. In the U.S. & Canada, RevPAR rose over 7 percent, with broad-based growth across customer segments and chain scales.

“International RevPAR increased over 4 percent in the quarter, led by APEC, which delivered over 9
1All occupancy, Average Daily Rate (ADR) and Revenue per Available Room (RevPAR) statistics and estimates are systemwide constant dollar. Unless otherwise stated, all changes refer to year-over-year changes for the comparable period. Occupancy, ADR and RevPAR comparisons between 2026 and 2025 reflect properties that are comparable in both years.

percent RevPAR growth, supported by robust international inbound demand. EMEA RevPAR rose over 4 percent, thanks to solid growth in Europe. While the ongoing conflict in the Middle East continued to impact results in that region, trends improved meaningfully from the second quarter. For full year 2026, given our strong third quarter performance and expectations for continued healthy demand, we are raising our global RevPAR outlook and now expect growth of 4.5 to 5 percent.

“Our development activity remained strong, and we had record global organic signings year to date through September. Conversions continued to be an important driver of growth, representing over a third of signings and over 40 percent of openings during the first nine months of the year.

“Marriott Bonvoy continued to expand its reach and deliver value to our owners and properties and across the enterprise. Our broad portfolio of brands and experiences and powerful collaborations with Uber, Starbucks and others helped drive membership to approximately 309 million members around the world at quarter-end.

“Our global scale, compelling portfolio of brands, industry-leading Marriott Bonvoy loyalty program and dedicated associates, together with our robust development pipeline and disciplined execution, give us confidence in our ability to deliver sustainable, long-term growth.”

Third Quarter 2026 Results
Franchise and base management fees totaled $1,341 million in the 2026 third quarter, a 13 percent increase compared to franchise and base management fees of $1,190 million in the year-ago quarter. The increase was primarily driven by higher co-branded credit card fees, higher RevPAR and rooms growth.

Incentive management fees totaled $181 million in the 2026 third quarter, a 22 percent increase over $148 million in the 2025 third quarter. All regions posted positive growth year over year, with incentive fees in the U.S. & Canada up meaningfully.

Owned, leased, and other revenue, net of owned, leased, and other expense2, totaled $41 million in the 2026 third quarter, compared to $70 million in the 2025 third quarter. The decline reflected lower owned and leased hotel results, including the impact of renovations and our 2026 second quarter sale of a U.S. & Canada hotel, and higher costs associated with a third-party agreement, partially offset by a $12 million expected insurance recovery associated with the 2026 second quarter property-related litigation matter ($9 million after-tax impact and $0.03 per share after-tax).

2In the 2025 fourth quarter, to enhance understanding of the company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. Please see the Income Statement Reclassification section of this press release for additional information.

General and administrative expenses2 for the 2026 third quarter totaled $214 million, compared to $210 million in the year-ago quarter.

Interest expense, net, totaled $219 million in the 2026 third quarter, compared to $194 million in the year-ago quarter. The increase was primarily due to higher interest expense associated with higher debt balances.

In the 2026 third quarter, the provision for income taxes totaled $266 million, flat compared to the year-ago quarter.

Marriott’s reported operating income totaled $1,274 million in the 2026 third quarter, compared to 2025 third quarter reported operating income of $1,180 million. Reported net income totaled $794 million in the 2026 third quarter, a 9 percent increase compared to 2025 third quarter reported net income of $728 million. Reported diluted earnings per share (EPS) totaled $3.04 in the quarter, compared to reported diluted EPS of $2.67 in the year-ago quarter.

Adjusted operating income in the 2026 third quarter totaled $1,267 million, compared to 2025 third quarter Adjusted operating income of $1,119 million. Third quarter 2026 Adjusted net income totaled $790 million, compared to 2025 third quarter Adjusted net income of $674 million. Adjusted diluted EPS in the 2026 third quarter totaled $3.02, compared to Adjusted diluted EPS of $2.47 in the year-ago quarter.

Third quarter 2026 Adjusted results excluded cost reimbursement revenue, reimbursed expenses, and certain impairment charges. See the press release schedules for the calculation of Adjusted results and the manner in which the Adjusted measures are determined in this press release.

Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1,512 million in the 2026 third quarter, a 12 percent increase compared to third quarter 2025 Adjusted EBITDA of $1,349 million. See the press release schedules for the Adjusted EBITDA calculation.

Income Statement Reclassification
In the 2025 fourth quarter, to enhance understanding of the company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. The expenses that were reclassified from “General, administrative, and other” are certain costs associated with our property-related fee revenues, such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses, as well as costs associated with certain third-party agreements. Please refer to the Expense Captions - As Reclassified section in the press release schedules for information about the affected expense captions, as reclassified, for each quarter and the full fiscal year of 2025.

Selected Performance Information
The company added roughly 20,100 net rooms during the quarter, including over 13,400 net rooms in international markets. At the end of the quarter, Marriott’s global system totaled over 10,200 properties, with nearly 1,834,000 rooms.

At the end of the quarter, the company’s worldwide development pipeline totaled 4,209 properties with more than 634,000 rooms, including 266 properties with over 37,000 rooms approved for development but not yet subject to signed contracts. The quarter-end pipeline included 1,750 properties with over 278,000 rooms under construction, including hotels that are in the process of converting to our system. Over half of the rooms in the quarter-end pipeline were located in international markets.

In the 2026 third quarter, worldwide RevPAR increased 6.5 percent (a 6.4 percent increase using actual dollars) compared to the 2025 third quarter. RevPAR in the U.S. & Canada increased 7.4 percent (a 7.3 percent increase using actual dollars), and RevPAR in international markets increased 4.4 percent (a 4.4 percent increase using actual dollars) compared to the 2025 third quarter.

Balance Sheet & Common Stock
At the end of the quarter, Marriott’s total debt was $16.8 billion and cash and equivalents totaled $0.5 billion, compared to $16.2 billion in debt and $0.4 billion of cash and equivalents at year-end 2025.

The company repurchased 3.5 million shares of common stock in the 2026 third quarter for $1.3 billion. Year-to-date through October 28, the company has repurchased 9.6 million shares for $3.4 billion.

During the 2026 third quarter, the company issued $250 million of Series NN Senior Notes due in 2029 with a 4.875 percent interest rate coupon and $1.0 billion of Series YY Senior Notes due in 2036 with a 5.650 percent interest rate coupon. The company also completed the refinancing of its credit facility, extending the maturity to September 2031 and increasing the facility size from $4.5 billion to $5.0 billion.

Company Outlook
The company's updated outlook generally assumes the continuation of the current macroeconomic environment.

	Fourth Quarter 2026 vs. Fourth Quarter 2025	Full Year 2026 vs. Full Year 2025
Worldwide RevPAR growth	4.5% to 5.0%	4.5% to 5.0%

Year-End 2026 vs. Year-End 2025
Net rooms growth	Low end of 4.5% to 5%

($ in millions, except EPS)	Fourth Quarter 2026	Full Year 2026
Gross fee revenues	$1,604 to $1,612	$6,137 to $6,145
Owned, leased, and other revenue, net of owned, leased, and other expense	$47 to $52	$170 to $175
General and administrative expenses	$237 to $227	$890 to $880
Adjusted EBITDA[1,2]	$1,573 to $1,596	$6,075 to $6,098
Adjusted EPS – diluted[2,3]	$3.14 to $3.21	$12.07 to $12.14
Adjusted effective tax rate[2]	Approx. 26.5%	Approx. 26.0%
Investment spending[4]		$1,250 to $1,350
Capital return to shareholders[5]		At least $4,800
1See the press release schedules for the Adjusted EBITDA calculations.
2Adjusted EBITDA, Adjusted EPS – diluted, and Adjusted effective tax rate for fourth quarter and full year 2026 do not include cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related recoveries/charges, and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant. Our outlook includes the impact of our sale of a U.S. & Canada hotel and our investment in Lefay, each of which occurred in the 2026 second quarter, and our planned sale of a U.S. & Canada hotel, which we assume will occur in the 2026 fourth quarter. Our outlook excludes any other potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant. In addition, our full year 2026 outlook excludes the adjustments from the 2026 first three quarters related to the Sonder termination of $2 million, an adjustment to a gain on an asset disposition of $(8) million, and asset impairment charges of $(74) million.
3Assumes the level of capital return to shareholders noted above.
4Investment spending includes contract acquisition costs, capital and technology expenditures (including renovations at owned and leased hotels), loan advances, and other investing activities (including our investment in Lefay, which occurred in the 2026 second quarter), but excluding any potential property or brand acquisitions, which we cannot forecast with sufficient accuracy and which may be significant.
5Assumes the level of investment spending noted above and that no other asset sales, property acquisitions or brand acquisitions occur during the year.

Marriott International, Inc. (Nasdaq: MAR) will conduct its quarterly earnings review for the investment community and news media on Monday, November 2, 2026, at 8:00 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at www.marriott.com/investor (click on “Events & Presentations” and click on the quarterly conference call link). A replay will be available at that same website until November 2, 2027.

The telephone dial-in number for the conference call is US Toll Free: 833-309-3473, or Global: +1 785-838-9251. The conference ID is MAR3Q26.

Note on forward-looking statements: All statements in this press release and the accompanying schedules are made as of November 2, 2026. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release and the accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including statements related to our RevPAR, rooms growth and other financial metric estimates, outlook and assumptions; shareholder returns; our growth prospects; our development pipeline; our Marriott Bonvoy loyalty program; property performance; our expectations about the current macroeconomic environment; our planned hotel sale; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our U.S. Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of compelling brands across luxury, premium, select, midscale, extended stay, and all-inclusive, with over 10,200 properties in 148 countries and territories, as of September 30, 2026. Marriott franchises, operates, and licenses hotel, residential, timeshare, yacht, outdoor, and other lodging products all around the world. The company offers Marriott Bonvoy®, its highly awarded travel platform. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Marriott encourages investors, the media, and others interested in the company to review and subscribe to the information Marriott posts on its investor relations website at www.marriott.com/investor or Marriott’s news center website at www.marriottnewscenter.com, which may be material. The contents of these websites are not incorporated by reference into this press release or any report or document Marriott files with the U.S. Securities and Exchange Commission, and any references to the websites are intended to be inactive textual references only.

MEDIA & INVESTOR RELATIONS CONTACTS:
Melissa Froehlich Flood
Senior Vice President, Global Corporate Communications & Public Policy
Marriott International
newsroom@marriott.com

Jackie Burka McConagha
Senior Vice President, Investor Relations
Marriott International
jackie.mcconagha@marriott.com

Pilar Fernandez
Senior Director, Investor Relations
Marriott International
pilar.fernandez@marriott.com
IRPR#1
Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
THIRD QUARTER 2026 AND 2025
($ in millions except per share amounts, unaudited)

			Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	September 30, 2026	September 30, 2025	2026 vs. 2025
REVENUES
Franchise fees[1]	$1,007	$876	15
Base management fees	334	314	6
Incentive management fees	181	148	22
Gross fee revenues	1,522	1,338	14
Contract investment amortization[2]	(33)	(29)	(14)
Net fee revenues	1,489	1,309	14
Owned, leased, and other revenue[3]	436	420	4
Cost reimbursement revenue[4]	5,080	4,760	7
	7,005	6,489	8

OPERATING COSTS AND EXPENSES
Owned, leased, and other expense[5]*	395	350	(13)
Depreciation, amortization, and other[6]	55	50	(10)
General and administrative[7]*	214	210	(2)
Restructuring and merger-related recoveries, and other	—	(40)	(100)
Reimbursed expenses[4]	5,067	4,739	(7)
	5,731	5,309	(8)

OPERATING INCOME	1,274	1,180	8

Gains and other income, net[8]	4	3	33
Interest expense	(227)	(206)	(10)
Interest income	8	12	(33)
Equity in earnings[9]	1	5	(80)

INCOME BEFORE INCOME TAXES	1,060	994	7

Provision for income taxes	(266)	(266)	0

NET INCOME	$794	$728	9

EARNINGS PER SHARE
Earnings per share - basic	$3.05	$2.68	14
Earnings per share - diluted	$3.04	$2.67	14

Basic shares (in millions)	260.6	271.8
Diluted shares (in millions)	261.2	272.5

* The 2025 third quarter reflects the reclassification of $24 million of other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements to conform to our current presentation.

[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, residential branding fees, and other brand-related fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other expense includes operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses, and other expenses, such as expenses related to our Global Design services, certain costs associated with our property-related fee revenues (such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses), and costs associated with certain third-party agreements.

[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General and administrative expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings includes our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
THIRD QUARTER YEAR-TO-DATE 2026 AND 2025
($ in millions except per share amounts, unaudited)

			Percent
	Nine Months Ended	Nine Months Ended	Better/(Worse)
	September 30, 2026	September 30, 2025	2026 vs. 2025
REVENUES
Franchise fees[1]	$2,902	$2,482	17
Base management fees	1,016	979	4
Incentive management fees	615	552	11
Gross fee revenues	4,533	4,013	13
Contract investment amortization[2]	(99)	(86)	(15)
Net fee revenues	4,434	3,927	13
Owned, leased, and other revenue[3]	1,314	1,222	8
Cost reimbursement revenue[4]	14,982	14,347	4
	20,730	19,496	6

OPERATING COSTS AND EXPENSES
Owned, leased, and other expense[5]*	1,189	1,045	(14)
Depreciation, amortization, and other[6]	224	154	(45)
General and administrative[7]*	653	629	(4)
Restructuring and merger-related recoveries, and other	(6)	(31)	(81)
Reimbursed expenses[4]	15,103	14,335	(5)
	17,163	16,132	(6)

OPERATING INCOME	3,567	3,364	6

Gains and other income, net[8]	18	6	200
Interest expense	(662)	(601)	(10)
Interest income	38	33	15
Equity in earnings[9]	1	10	(90)

INCOME BEFORE INCOME TAXES	2,962	2,812	5

Provision for income taxes	(754)	(656)	(15)

NET INCOME	$2,208	$2,156	2

EARNINGS PER SHARE
Earnings per share - basic	$8.38	$7.86	7
Earnings per share - diluted	$8.36	$7.84	7

Basic shares (in millions)	263.5	274.3
Diluted shares (in millions)	264.2	275.0

* The 2025 first three quarters reflects the reclassification of $95 million of other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements to conform to our current presentation.
[1] Franchise fees include fees from our franchise and license agreements for lodging properties (including our timeshare properties), application and relicensing fees, co-branded credit card fees, residential branding fees, and other brand-related fees.

[2] Contract investment amortization includes amortization of capitalized costs to obtain contracts with customers and any related impairments.
[3] Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.
[4] Cost reimbursement revenue includes reimbursements from hotel owners and certain other counterparties for property-level and centralized programs and services that we operate for their benefit. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties.

[5] Owned, leased, and other expense includes operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses, and other expenses, such as expenses related to our Global Design services, certain costs associated with our property-related fee revenues (such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses), and costs associated with certain third-party agreements.

[6] Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of acquired contracts, software, and other definite-lived intangible assets, and any related impairments, accelerations, or write-offs.

[7] General and administrative expenses include our corporate and business segments overhead costs and general expenses.
[8] Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.
[9] Equity in earnings includes our equity in earnings or losses of unconsolidated equity method investments.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted earnings per share to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Nine Months Ended
			Percent			Percent
	September 30,	September 30,	Better/	September 30,	September 30,	Better/
	2026	2025	(Worse)	2026	2025	(Worse)
Total revenues, as reported	$7,005	$6,489		$20,730	$19,496
Less: Cost reimbursement revenue	(5,080)	(4,760)		(14,982)	(14,347)
Adjusted total revenues†	1,925	1,729		5,748	5,149

Operating income, as reported	1,274	1,180		3,567	3,364
Less: Cost reimbursement revenue	(5,080)	(4,760)		(14,982)	(14,347)
Add: Reimbursed expenses	5,067	4,739		15,103	14,335
Less: Restructuring and merger-related recoveries, and other	—	(40)		(6)	(31)
Add: Asset impairment charges[1]	6	—		74	—
Less: Adjustments related to Sonder Termination[2]	—	—		(2)	—
Adjusted operating income†	1,267	1,119	13	3,754	3,321	13

Operating income margin	18%	18%		17%	17%
Adjusted operating income margin†	66%	65%		65%	64%

Net income, as reported	794	728		2,208	2,156
Less: Cost reimbursement revenue	(5,080)	(4,760)		(14,982)	(14,347)
Add: Reimbursed expenses	5,067	4,739		15,103	14,335
Less: Restructuring and merger-related recoveries, and other	—	(40)		(6)	(31)
Add: Asset impairment charges[1]	6	—		74	—
Less: Adjustments related to Sonder Termination[2]	—	—		(2)	—
Add: Adjustment to gain on investee’s asset disposition[3]	—	—		8	—
Income tax effect of above adjustments	3	7		(43)	8
Less: Income tax special items	—	—		—	(74)
Adjusted net income†	$790	$674	17	$2,360	$2,047	15

Diluted earnings per share, as reported	$3.04	$2.67		$8.36	$7.84
Adjusted diluted earnings per share†	$3.02	$2.47	22	$8.93	$7.44	20

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Asset Impairment charges related to the sale and planned sale of two U.S. & Canada hotels reported in Depreciation, amortization, and other.

[2] Adjustments related to the termination of our licensing agreement with Sonder Holdings Inc. (the “Sonder Termination”) reported in Owned, leased, and other expense.

[3] Adjustment to gain on investee’s asset disposition reported in Equity in earnings.

MARRIOTT INTERNATIONAL, INC.
EXPENSE CAPTIONS - AS RECLASSIFIED
QUARTERLY AND FULL YEAR 2025
($ in millions)

In the 2025 fourth quarter, to enhance understanding of the company’s general and administrative costs, we reclassified amounts attributable to other expenses previously reported under the “General, administrative, and other” caption to the “Owned, leased, and other expense” caption of our Income Statements. The expenses that were reclassified from “General, administrative, and other” are certain costs associated with our property-related fee revenues, such as guarantee expense, provision for credit losses, and certain brand-related or property-related expenses, as well as costs associated with certain third-party agreements. The following table includes the affected expense captions, as reclassified, for each quarter and the full fiscal year of 2025.

	Fiscal Year 2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Owned, leased, and other revenue	$361	$441	$420	$457	$1,679
Owned, leased, and other expense	332	363	350	416	1,461
Owned, leased, and other revenue, net of owned, leased, and other expense	$29	$78	$70	$41	$218

General and administrative	$209	$210	$210	$241	$870

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of September 30, 2026

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Franchised, Licensed, and Other	6,002	891,906	2,090	349,296	8,092	1,241,202
Courtyard by Marriott	943	127,185	150	27,751	1,093	154,936
Fairfield by Marriott	1,219	115,212	154	22,193	1,373	137,405
Residence Inn by Marriott	845	100,955	43	5,289	888	106,244
Marriott Hotels	239	76,025	88	24,284	327	100,309
Autograph Collection	168	37,661	181	35,640	349	73,301
SpringHill Suites by Marriott	577	67,950	—	—	577	67,950
Sheraton	133	41,181	92	25,775	225	66,956
TownePlace Suites by Marriott	603	60,434	—	—	603	60,434
Four Points by Sheraton	146	20,926	193	33,955	339	54,881
Westin	97	33,215	34	10,182	131	43,397
AC Hotels by Marriott	140	23,191	111	16,373	251	39,564
Tribute Portfolio	113	20,861	81	12,003	194	32,864
Moxy Hotels	50	8,539	118	22,268	168	30,807
Aloft by Marriott	167	23,913	33	6,357	200	30,270
Renaissance Hotels	72	19,853	33	8,594	105	28,447
MGM Collection with Marriott Bonvoy	12	26,210	—	—	12	26,210
Delta Hotels by Marriott	71	15,986	42	7,980	113	23,966
Timeshare*	73	18,949	22	3,963	95	22,912
The Luxury Collection	17	8,245	68	14,474	85	22,719
City Express by Marriott	40	3,447	154	18,202	194	21,649
Design Hotels*	49	3,937	227	14,548	276	18,485
Element by Marriott	106	14,224	7	1,043	113	15,267
Le Méridien	23	5,123	32	8,914	55	14,037
JW Marriott	15	7,099	18	4,715	33	11,814
Four Points Flex by Sheraton	—	—	61	8,625	61	8,625
citizenM	17	4,604	19	3,938	36	8,542
Series by Marriott	9	911	66	4,919	75	5,830
Protea Hotels by Marriott	—	—	38	3,332	38	3,332
StudioRes by Marriott	18	2,232	—	—	18	2,232
Marriott Executive Apartments	—	—	10	1,947	10	1,947
Outdoor Collection by Marriott Bonvoy	36	1,879	—	—	36	1,879
W Hotels	1	1,117	2	464	3	1,581
Apartments by Marriott Bonvoy	2	413	5	370	7	783
The Ritz-Carlton	1	429	2	262	3	691
The Ritz-Carlton Yacht Collection*	—	—	3	603	3	603
St. Regis	—	—	1	172	1	172
Bvlgari	—	—	2	161	2	161
Owned/Leased	13	4,466	37	8,874	50	13,340
Sheraton	1	1,218	3	1,724	4	2,942
Marriott Hotels	2	1,304	5	1,631	7	2,935
Courtyard by Marriott	7	987	4	894	11	1,881
W Hotels	2	765	2	665	4	1,430
Protea Hotels by Marriott	—	—	5	912	5	912
JW Marriott	—	—	2	696	2	696
The Ritz-Carlton	—	—	2	548	2	548
Renaissance Hotels	—	—	2	505	2	505
The Luxury Collection	—	—	3	383	3	383
Autograph Collection	—	—	5	367	5	367
Residence Inn by Marriott	1	192	1	140	2	332
Tribute Portfolio	—	—	2	249	2	249
St. Regis	—	—	1	160	1	160

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY OWNERSHIP TYPE
As of September 30, 2026

	US & Canada		Total International[1]		Total Worldwide
	Properties	Rooms	Properties	Rooms	Properties	Rooms
Managed	554	201,778	1,398	360,683	1,952	562,461
Marriott Hotels	97	55,403	198	62,523	295	117,926
Sheraton	23	18,928	179	57,616	202	76,544
Courtyard by Marriott	133	21,742	138	30,011	271	51,753
Westin	40	22,354	81	24,409	121	46,763
JW Marriott	22	12,725	78	26,888	100	39,613
The Ritz-Carlton	42	12,797	80	18,443	122	31,240
Four Points by Sheraton	1	134	96	25,337	97	25,471
Renaissance Hotels	20	8,657	53	16,531	73	25,188
Le Méridien	—	—	68	18,348	68	18,348
W Hotels	18	4,756	46	12,023	64	16,779
St. Regis	13	2,564	53	11,506	66	14,070
Gaylord Hotels	7	11,820	—	—	7	11,820
Residence Inn by Marriott	62	10,468	9	1,102	71	11,570
The Luxury Collection	6	2,316	42	8,335	48	10,651
Aloft by Marriott	2	505	42	9,591	44	10,096
Fairfield by Marriott	4	799	56	8,625	60	9,424
Delta Hotels by Marriott	24	6,623	5	1,179	29	7,802
Autograph Collection	12	3,418	19	3,379	31	6,797
Marriott Executive Apartments	—	—	43	6,278	43	6,278
AC Hotels by Marriott	8	1,512	18	3,328	26	4,840
EDITION	5	1,379	18	3,389	23	4,768
Moxy Hotels	1	380	17	3,595	18	3,975
Element by Marriott	3	810	14	2,712	17	3,522
Protea Hotels by Marriott	—	—	22	2,738	22	2,738
Tribute Portfolio	—	—	13	1,595	13	1,595
SpringHill Suites by Marriott	8	1,217	—	—	8	1,217
Bvlgari	—	—	7	645	7	645
citizenM	—	—	2	477	2	477
TownePlace Suites by Marriott	3	471	—	—	3	471
Apartments by Marriott Bonvoy	—	—	1	80	1	80
Residences	74	7,866	73	8,932	147	16,798
The Ritz-Carlton Residences	46	5,150	23	1,928	69	7,078
St. Regis Residences	11	1,279	15	2,148	26	3,427
W Residences	8	795	8	768	16	1,563
Marriott Residences	—	—	5	1,283	5	1,283
JW Marriott Residences	1	91	4	1,055	5	1,146
Westin Residences	3	266	3	413	6	679
Bvlgari Residences	—	—	5	526	5	526
Sheraton Residences	—	—	3	472	3	472
The Luxury Collection Residences	1	91	2	85	3	176
Tribute Portfolio Residences	—	—	1	137	1	137
Renaissance Residences	1	112	—	—	1	112
EDITION Residences	3	82	1	10	4	92
Le Méridien Residences	—	—	1	62	1	62
Autograph Collection Residences	—	—	2	45	2	45
Grand Total	6,643	1,106,016	3,598	727,785	10,241	1,833,801

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of September 30, 2026

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Luxury	212	61,680	488	111,052	700	172,732
JW Marriott	37	19,824	98	32,299	135	52,123
JW Marriott Residences	1	91	4	1,055	5	1,146
The Luxury Collection	23	10,561	113	23,192	136	33,753
The Luxury Collection Residences	1	91	2	85	3	176
The Ritz-Carlton	43	13,226	84	19,253	127	32,479
The Ritz-Carlton Residences	46	5,150	23	1,928	69	7,078
The Ritz-Carlton Yacht Collection*	—	—	3	603	3	603
W Hotels	21	6,638	50	13,152	71	19,790
W Residences	8	795	8	768	16	1,563
St. Regis	13	2,564	55	11,838	68	14,402
St. Regis Residences	11	1,279	15	2,148	26	3,427
EDITION	5	1,379	18	3,389	23	4,768
EDITION Residences	3	82	1	10	4	92
Bvlgari	—	—	9	806	9	806
Bvlgari Residences	—	—	5	526	5	526
Premium	1,245	412,447	1,517	349,063	2,762	761,510
Marriott Hotels	338	132,732	291	88,438	629	221,170
Marriott Residences	—	—	5	1,283	5	1,283
Sheraton	157	61,327	274	85,115	431	146,442
Sheraton Residences	—	—	3	472	3	472
Westin	137	55,569	115	34,591	252	90,160
Westin Residences	3	266	3	413	6	679
Autograph Collection	180	41,079	205	39,386	385	80,465
Autograph Collection Residences	—	—	2	45	2	45
Renaissance Hotels	92	28,510	88	25,630	180	54,140
Renaissance Residences	1	112	—	—	1	112
Tribute Portfolio	113	20,861	96	13,847	209	34,708
Tribute Portfolio Residences	—	—	1	137	1	137
Le Méridien	23	5,123	100	27,262	123	32,385
Le Méridien Residences	—	—	1	62	1	62
Delta Hotels by Marriott	95	22,609	47	9,159	142	31,768
MGM Collection with Marriott Bonvoy	12	26,210	—	—	12	26,210
Design Hotels*	49	3,937	227	14,548	276	18,485
Gaylord Hotels	7	11,820	—	—	7	11,820
Marriott Executive Apartments	—	—	53	8,225	53	8,225
Outdoor Collection by Marriott Bonvoy**	36	1,879	—	—	36	1,879
Apartments by Marriott Bonvoy	2	413	6	450	8	863
Select	5,046	606,350	1,290	231,961	6,336	838,311
Courtyard by Marriott	1,083	149,914	292	58,656	1,375	208,570
Fairfield by Marriott	1,223	116,011	210	30,818	1,433	146,829
Residence Inn by Marriott	908	111,615	53	6,531	961	118,146
Four Points by Sheraton	147	21,060	289	59,292	436	80,352
SpringHill Suites by Marriott	585	69,167	—	—	585	69,167
TownePlace Suites by Marriott	606	60,905	—	—	606	60,905
AC Hotels by Marriott	148	24,703	129	19,701	277	44,404
Aloft by Marriott	169	24,418	75	15,948	244	40,366
Moxy Hotels	51	8,919	135	25,863	186	34,782
Element by Marriott	109	15,034	21	3,755	130	18,789
citizenM	17	4,604	21	4,415	38	9,019
Protea Hotels by Marriott	—	—	65	6,982	65	6,982

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS BY TIER
As of September 30, 2026

	US & Canada		Total International[1]		Total Worldwide
Total Systemwide	Properties	Rooms	Properties	Rooms	Properties	Rooms
Midscale	67	6,590	281	31,746	348	38,336
City Express by Marriott	40	3,447	154	18,202	194	21,649
Four Points Flex by Sheraton	—	—	61	8,625	61	8,625
Series by Marriott**	9	911	66	4,919	75	5,830
StudioRes by Marriott	18	2,232	—	—	18	2,232
Timeshare*	73	18,949	22	3,963	95	22,912
Grand Total	6,643	1,106,016	3,598	727,785	10,241	1,833,801

[1] "International" refers to: (i) Europe, Middle East & Africa, (ii) Greater China, (iii) Asia Pacific excluding China, and (iv) Caribbean & Latin America.
* Timeshare, Design Hotels, and The Ritz-Carlton Yacht Collection counts are included in this table by geographical location. For external reporting purposes, these offerings are captured within “Unallocated corporate and other.”
 ** The Outdoor Collection by Marriott Bonvoy includes properties under both the Premium and Select quality tiers. Series by Marriott includes properties under both the Select and Midscale quality tiers.

Property and room counts presented by brand in the above table include certain hotels in our system that are not yet operating under such brand, but are expected to operate under such brand following the completion of planned renovations.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Three Months Ended September 30, 2026 and September 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Brand	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
JW Marriott	$225.97	10.7%	71.0%	3.6%	pts.	$318.24	5.1%
The Ritz-Carlton	$376.85	14.6%	66.4%	3.3%	pts.	$567.53	8.9%
W Hotels	$259.08	10.1%	72.3%	1.3%	pts.	$358.47	8.2%
Composite US & Canada Luxury[1]	$315.81	12.4%	69.7%	2.6%	pts.	$452.98	8.2%
Marriott Hotels	$188.77	9.9%	72.6%	3.0%	pts.	$260.08	5.4%
Sheraton	$179.12	5.2%	70.6%	1.1%	pts.	$253.60	3.7%
Westin	$220.14	10.4%	75.1%	3.3%	pts.	$293.01	5.5%
Composite US & Canada Premium[2]	$189.81	9.1%	72.5%	2.6%	pts.	$261.80	5.3%
US & Canada Full-Service[3]	$217.13	10.2%	71.9%	2.6%	pts.	$302.00	6.2%
Courtyard by Marriott	$122.10	8.4%	68.9%	1.6%	pts.	$177.11	5.9%
Residence Inn by Marriott	$161.59	7.1%	79.2%	2.2%	pts.	$204.06	4.1%
Composite US & Canada Select[4]	$140.13	8.6%	73.1%	1.9%	pts.	$191.74	5.8%
US & Canada - All[5]	$200.53	9.9%	72.2%	2.4%	pts.	$277.92	6.2%

Comparable Systemwide US & Canada Properties
	Three Months Ended September 30, 2026 and September 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Brand	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
JW Marriott	$218.04	9.5%	71.7%	2.6%	pts.	$304.03	5.5%
The Ritz-Carlton	$380.40	14.6%	67.3%	3.3%	pts.	$565.21	9.0%
W Hotels	$259.08	10.1%	72.3%	1.3%	pts.	$358.47	8.2%
Composite US & Canada Luxury[1]	$297.49	11.9%	70.8%	2.2%	pts.	$420.17	8.3%
Marriott Hotels	$158.58	7.8%	71.5%	2.1%	pts.	$221.63	4.6%
Sheraton	$150.13	6.0%	71.6%	0.8%	pts.	$209.71	4.8%
Westin	$181.22	8.9%	73.5%	2.5%	pts.	$246.69	5.2%
Composite US & Canada Premium[2]	$162.87	7.9%	71.7%	1.8%	pts.	$227.22	5.1%
US & Canada Full-Service[3]	$177.64	8.6%	71.6%	1.9%	pts.	$248.14	5.8%
Courtyard by Marriott	$123.10	6.9%	72.1%	1.6%	pts.	$170.83	4.4%
Residence Inn by Marriott	$146.98	6.4%	80.9%	1.8%	pts.	$181.76	4.1%
Fairfield by Marriott	$106.84	5.5%	73.9%	1.9%	pts.	$144.51	2.8%
Composite US & Canada Select[4]	$125.45	6.4%	75.4%	1.6%	pts.	$166.28	4.1%
US & Canada - All[5]	$146.29	7.4%	73.9%	1.7%	pts.	$197.93	4.9%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance Hotels, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard by Marriott, Residence Inn by Marriott, Fairfield by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Four Points by Sheraton, Aloft by Marriott, Element by Marriott, AC Hotels by Marriott, and Moxy Hotels.

[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated US & Canada Properties
	Nine Months Ended September 30, 2026 and September 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Brand	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
JW Marriott	$264.24	7.3%	73.1%	1.9%	pts.	$361.33	4.5%
The Ritz-Carlton	$408.23	9.8%	67.9%	2.0%	pts.	$601.49	6.6%
W Hotels	$255.96	9.4%	70.1%	1.4%	pts.	$365.32	7.1%
Composite US & Canada Luxury[1]	$345.98	9.4%	70.6%	1.6%	pts.	$489.99	7.0%
Marriott Hotels	$189.33	6.7%	71.4%	1.4%	pts.	$265.19	4.6%
Sheraton	$178.16	3.8%	70.1%	0.7%	pts.	$254.16	2.8%
Westin	$206.84	6.4%	72.1%	1.4%	pts.	$286.83	4.3%
Composite US & Canada Premium[2]	$188.22	6.1%	71.2%	1.1%	pts.	$264.52	4.5%
US & Canada Full-Service[3]	$222.43	7.2%	71.0%	1.2%	pts.	$313.11	5.4%
Courtyard by Marriott	$119.83	5.2%	67.8%	0.5%	pts.	$176.65	4.4%
Residence Inn by Marriott	$160.62	4.7%	77.5%	0.9%	pts.	$207.32	3.4%
Composite US & Canada Select[4]	$138.35	5.5%	71.7%	0.8%	pts.	$192.96	4.3%
US & Canada - All[5]	$204.30	7.0%	71.2%	1.1%	pts.	$287.02	5.3%

Comparable Systemwide US & Canada Properties
	Nine Months Ended September 30, 2026 and September 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Brand	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
JW Marriott	$251.08	6.8%	73.4%	1.4%	pts.	$342.09	4.8%
The Ritz-Carlton	$406.41	9.9%	68.3%	1.9%	pts.	$595.01	6.7%
W Hotels	$255.96	9.4%	70.1%	1.4%	pts.	$365.32	7.1%
Composite US & Canada Luxury[1]	$321.05	8.8%	71.2%	1.3%	pts.	$450.68	6.9%
Marriott Hotels	$155.60	5.5%	69.7%	1.0%	pts.	$223.40	4.1%
Sheraton	$143.30	4.5%	69.5%	0.7%	pts.	$206.06	3.5%
Westin	$177.09	5.1%	71.5%	0.8%	pts.	$247.59	4.0%
Composite US & Canada Premium[2]	$159.15	5.6%	69.8%	0.9%	pts.	$227.84	4.3%
US & Canada Full-Service[3]	$176.90	6.2%	70.0%	0.9%	pts.	$252.70	4.8%
Courtyard by Marriott	$116.94	5.0%	69.3%	0.7%	pts.	$168.74	3.9%
Residence Inn by Marriott	$138.25	4.7%	77.9%	1.0%	pts.	$177.44	3.3%
Fairfield by Marriott	$98.55	4.2%	69.9%	0.8%	pts.	$141.04	3.1%
Composite US & Canada Select[4]	$118.59	4.8%	72.5%	0.9%	pts.	$163.54	3.6%
US & Canada - All[5]	$141.86	5.5%	71.5%	0.9%	pts.	$198.39	4.2%

[1] Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.
[2] Includes Marriott Hotels, Sheraton, Westin, Renaissance Hotels, Autograph Collection, Delta Hotels by Marriott, and Gaylord Hotels. Systemwide also includes Le Méridien and Tribute Portfolio.
[3] Includes Composite US & Canada Luxury and Composite US & Canada Premium.
[4] Includes Courtyard by Marriott, Residence Inn by Marriott, Fairfield by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Four Points by Sheraton, Aloft by Marriott, Element by Marriott, AC Hotels by Marriott, and Moxy Hotels.

[5] Includes US & Canada Full-Service and Composite US & Canada Select.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended September 30, 2026 and September 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Region	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Europe	$323.12	7.4%	79.2%	1.0%	pts.	$408.18	6.1%
Middle East & Africa	$91.43	-5.3%	59.1%	-5.1%	pts.	$154.72	2.8%
Greater China	$84.71	-0.8%	70.2%	-2.0%	pts.	$120.72	2.0%
Asia Pacific excluding China	$124.75	9.7%	73.0%	2.2%	pts.	$170.81	6.4%
Caribbean & Latin America	$157.26	1.7%	63.2%	1.8%	pts.	$248.80	-1.3%

International - All[1]	$125.34	3.8%	69.7%	-0.7%	pts.	$179.80	4.8%

Worldwide[2]	$155.19	6.9%	70.7%	0.5%	pts.	$219.57	6.0%

Comparable Systemwide International Properties
	Three Months Ended September 30, 2026 and September 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Region	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Europe	$204.38	6.4%	77.9%	1.7%	pts.	$262.44	4.1%
Middle East & Africa	$88.60	-5.3%	60.3%	-5.0%	pts.	$146.99	2.5%
Greater China	$75.72	-0.3%	68.0%	-1.5%	pts.	$111.31	1.9%
Asia Pacific excluding China	$123.59	9.3%	73.0%	1.7%	pts.	$169.36	6.7%
Caribbean & Latin America	$98.20	3.2%	60.6%	1.6%	pts.	$162.17	0.6%

International - All[1]	$121.74	4.4%	69.7%	0.0%	pts.	$174.76	4.4%

Worldwide[2]	$137.91	6.5%	72.5%	1.1%	pts.	$190.33	4.8%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Nine Months Ended September 30, 2026 and September 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Region	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Europe	$263.84	6.7%	72.1%	0.3%	pts.	$365.86	6.3%
Middle East & Africa	$103.71	-13.4%	57.3%	-9.0%	pts.	$180.93	0.2%
Greater China	$83.67	2.7%	68.4%	-0.2%	pts.	$122.30	3.0%
Asia Pacific excluding China	$126.52	7.7%	71.5%	2.4%	pts.	$176.85	4.1%
Caribbean & Latin America	$202.83	0.4%	65.4%	0.7%	pts.	$310.13	-0.7%

International - All[1]	$124.22	2.1%	67.7%	-0.7%	pts.	$183.37	3.3%

Worldwide[2]	$156.05	4.6%	69.1%	0.0%	pts.	$225.81	4.6%

Comparable Systemwide International Properties
	Nine Months Ended September 30, 2026 and September 30, 2025
	RevPAR		Occupancy			Average Daily Rate
Region	2026	vs. 2025	2026	vs. 2025		2026	vs. 2025
Europe	$170.28	5.7%	71.7%	1.5%	pts.	$237.50	3.5%
Middle East & Africa	$98.38	-12.6%	57.8%	-8.3%	pts.	$170.31	-0.1%
Greater China	$74.83	2.9%	66.5%	0.1%	pts.	$112.57	2.7%
Asia Pacific excluding China	$123.88	7.5%	71.3%	2.2%	pts.	$173.81	4.1%
Caribbean & Latin America	$116.94	2.6%	61.4%	1.4%	pts.	$190.52	0.2%

International - All[1]	$116.87	3.1%	67.2%	0.1%	pts.	$174.04	2.9%

Worldwide[2]	$133.36	4.8%	70.0%	0.6%	pts.	$190.44	3.8%

[1] Includes Europe, Middle East & Africa, Greater China, Asia Pacific excluding China, and Caribbean & Latin America.
[2] Includes US & Canada - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2026
	First Quarter	Second Quarter	Third Quarter	Total
Net income, as reported[1]	$648	$766	$794	$2,208
Cost reimbursement revenue	(4,844)	(5,058)	(5,080)	(14,982)
Reimbursed expenses	4,936	5,100	5,067	15,103
Interest expense	214	221	227	662
Interest expense from unconsolidated joint ventures	2	2	1	5
Provision for income taxes	210	278	266	754
Depreciation, amortization, and other[1]	54	115	55	224
Contract investment amortization	35	31	33	99
Depreciation and amortization classified in reimbursed expenses	73	76	78	227
Depreciation, amortization, and impairments from unconsolidated joint ventures	3	5	6	14
Stock-based compensation	57	66	65	188
Restructuring and merger-related charges (recoveries), and other	4	(10)	—	(6)
Adjustments related to Sonder Termination	(2)	—	—	(2)
Adjustment to gain on investee’s asset disposition	8	—	—	8
Adjusted EBITDA†	$1,398	$1,592	$1,512	$4,502

Change from 2025 Adjusted EBITDA†	15%	13%	12%	13%

	Fiscal Year 2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$665	$763	$728	$445	$2,601
Cost reimbursement revenue	(4,655)	(4,932)	(4,760)	(4,857)	(19,204)
Reimbursed expenses	4,722	4,874	4,739	5,168	19,503
Interest expense	192	203	206	208	809
Interest expense from unconsolidated joint ventures	1	3	2	1	7
Provision for income taxes	99	291	266	137	793
Depreciation, amortization, and other	51	53	50	59	213
Contract investment amortization	28	29	29	49	135
Depreciation and amortization classified in reimbursed expenses	57	61	64	69	251
Depreciation, amortization, and impairments from unconsolidated joint ventures	4	4	4	6	18
Stock-based compensation	52	58	61	65	236
Restructuring and merger-related charges (recoveries), and other	1	8	(40)	29	(2)
Expenses related to Sonder Termination	—	—	—	23	23
Adjusted EBITDA†	$1,217	$1,415	$1,349	$1,402	$5,383

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Includes an asset impairment charge of $68 million in the 2026 second quarter and $6 million in the 2026 third quarter related to the sale and planned sale of two U.S. & Canada hotels.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FOURTH QUARTER 2026
($ in millions)

	Range
	Estimated Fourth Quarter 2026		Fourth Quarter 2025
Net income excluding certain items[1]	$813	$830
Interest expense	229	229
Interest expense from unconsolidated joint ventures	2	2
Provision for income taxes	294	300
Depreciation, amortization, and other	50	50
Contract investment amortization	37	37
Depreciation and amortization classified in reimbursed expenses	79	79
Depreciation, amortization, and impairments from unconsolidated joint ventures	5	5
Stock-based compensation	64	64
Adjusted EBITDA†	$1,573	$1,596	$1,402

Increase over 2025 Adjusted EBITDA†	12%	14%

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Forecast excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges/recoveries, and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Forecast includes the impact of our sale of a U.S. & Canada hotel and our investment in Lefay, each of which occurred in the 2026 second quarter, and our planned sale of a U.S. & Canada hotel, which we assume will occur in the 2026 fourth quarter. Forecast does not reflect any other potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2026
($ in millions)

	Range
	Estimated Full Year 2026		Full Year 2025
Net income excluding certain items[1,2]	$3,112	$3,129
Interest expense	891	891
Interest expense from unconsolidated joint ventures	7	7
Provision for income taxes	1,072	1,078
Depreciation, amortization, and other[2]	274	274
Contract investment amortization	136	136
Depreciation and amortization classified in reimbursed expenses	306	306
Depreciation, amortization, and impairments from unconsolidated joint ventures	19	19
Stock-based compensation	252	252
Adjustments related to Sonder Termination	(2)	(2)
Adjustment to gain on investee’s asset disposition	8	8
Adjusted EBITDA†	$6,075	$6,098	$5,383

Increase over 2025 Adjusted EBITDA†	13%	13%

† Denotes non-GAAP financial measures. Please see the Explanation of Non-GAAP Financial and Performance Measures section in these press release schedules for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1] Forecast excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges/recoveries, and other expenses, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant, except for depreciation and amortization classified in reimbursed expenses, which is included in the caption "Depreciation and amortization classified in reimbursed expenses" above. Forecast includes the impact of our sale of a U.S. & Canada hotel and our investment in Lefay, each of which occurred in the 2026 second quarter, and our planned sale of a U.S. & Canada hotel, which we assume will occur in the 2026 fourth quarter. Forecast does not reflect any other potential asset sales or property or brand acquisitions that may occur during the year, each of which the company cannot forecast with sufficient accuracy and without unreasonable efforts, and which may be significant.

[2] Includes $74 million of asset impairment charges recognized during the 2026 first three quarters related to the sale and planned sale of two U.S. & Canada hotels.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, on the related conference call, and in the infographic made available in connection with our press release, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are labeled as “Adjusted” and/or identified with the symbol “†”. We discuss the manner in which the non-GAAP measures reported in this press release, schedules, and infographic are determined and management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile each to the most directly comparable GAAP measures (with respect to the forward-looking non-GAAP measures, to the extent available without unreasonable efforts). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share, or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin. Adjusted operating income excludes cost reimbursement revenue, reimbursed expenses, and restructuring and merger-related charges/recoveries, and other expenses. When applicable, Adjusted operating income also excludes certain non-cash impairment charges as well as impairment charges and expenses/adjustments related to the Sonder Termination. Adjusted total revenues excludes cost reimbursement revenue as well as, when applicable, certain non-cash impairment charges and impairment charges related to the Sonder Termination. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Adjusted Effective Tax Rate. Adjusted net income, Adjusted diluted earnings per share, and Adjusted effective tax rate reflect our net income, diluted earnings per share, and effective tax rate, respectively, excluding the impact of cost reimbursement revenue, reimbursed expenses, restructuring and merger-related charges/recoveries, and other expenses, as well as, when applicable, certain non-cash impairment charges, gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold), and impairment charges and expenses/adjustments related to the Sonder Termination. Additionally, Adjusted net income, Adjusted diluted earnings per share, and Adjusted effective tax rate exclude the income tax effect of the above items (calculated using an estimated tax rate applicable to each item) and income tax special items, which in 2025 primarily related to the release of tax reserves. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation and amortization (including non-cash impairment charges), provision for income taxes, restructuring and merger-related charges/recoveries, and other expenses, and stock-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees (if above a specified threshold). In addition, Adjusted EBITDA excludes impairment charges and expenses/adjustments related to the Sonder Termination.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income and Adjusted diluted earnings per share, Adjusted effective tax rate, and Adjusted EBITDA, we exclude restructuring and merger-related charges/recoveries as well as charges related to legal proceedings that are outside of the ordinary course of our business, both of which we record in the “Restructuring and merger-related recoveries, and other” caption of our Consolidated Statements of Income (our “Income Statements”). We also exclude 2025 fourth quarter impairment charges and expenses as well as subsequent adjustments related to the Sonder Termination, which we record in the “Contract investment amortization” and “Owned, leased, and other expense” captions of our Income Statements, as they are related to the cessation of operations of an entire brand, which is a nonrecurring event. In addition, we exclude non-cash impairment charges (if above a specified threshold) related to our franchise and management contracts (if the impairment is non-routine), leases, equity investments, and other capitalized assets, which we record in the “Contract investment amortization,” “Depreciation, amortization, and other,” and “Equity in earnings” captions of our Income Statements. These adjustments allow for period-over-period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners and certain other counterparties, and for which we receive reimbursement under our agreements with hotel owners and certain other counterparties with no added mark-up. We do not operate these property-level and centralized programs and services to generate a profit over the long term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners and certain other counterparties, we do not seek a mark-up. For property-level services, we recognize cost reimbursement revenue at the same time that we incur expenses, and property-level services have no net impact on our Income Statements in the reporting period. However, for centralized programs and services, we may be reimbursed before or after we incur expenses, causing timing differences between the costs we incur and the related reimbursement from hotel owners and certain other counterparties in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items. Our use of Adjusted EBITDA also facilitates comparison with results from other lodging companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense, which we report under “Depreciation, amortization, and other” as well as depreciation and amortization classified in “Contract investment amortization,” “Reimbursed expenses,” and “Equity in earnings” of our Income Statements, because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation and amortization classified in “Reimbursed expenses” reflects depreciation and amortization of Marriott-owned assets, for which we receive cash from hotel owners and certain other counterparties to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude stock-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use stock-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR, which we calculate by dividing property level room revenue by total rooms available for the period, is a meaningful indicator of our performance because it measures the period-over-period change in room revenues. RevPAR may not be comparable to similarly titled measures, such as revenues, and should not be viewed as necessarily correlating with our fee revenue. We also believe occupancy and average daily rate (“ADR”), which are components of calculating RevPAR, are meaningful indicators of our performance. Occupancy, which we calculate by dividing total rooms sold by total rooms available for the period, measures the utilization of a property’s available capacity. ADR, which we calculate by dividing property level room revenue by total rooms sold, measures average room price and is useful in assessing pricing levels. Comparisons to prior periods are on a constant U.S. dollar basis, which we calculate by applying exchange rates for the current period to the prior comparable period. We believe constant dollar analysis provides valuable information regarding the performance of hotels in our system as it removes currency fluctuations from the presentation of such results.

We define our comparable properties as hotels in our system that were open and operating under one of our brands since the beginning of the last full calendar year (since January 1, 2025 for the current period) and have not, in either the current or previous year: (1) undergone significant renovations or expansions or a brand change, (2) been converted between company-operated and franchised, or (3) sustained substantial property damage or business interruption. Our comparable properties also exclude MGM Collection with Marriott Bonvoy, Design Hotels, The Ritz-Carlton Yacht Collection, residences, timeshare, and all-inclusive properties.

We use the term “hotel owners” throughout these schedules to refer, collectively, to owners of hotels and other lodging offerings operating in our system pursuant to franchise agreements, management agreements, license agreements, or similar arrangements, and we use the term “hotels in our system” to refer to hotels and other lodging offerings operating in our system pursuant to such arrangements, as well as hotels that we own or lease. The terms “hotel owners” and “hotels in our system” exclude Homes & Villas by Marriott BonvoySM (which we also exclude from our property and room count), timeshare, residential, and The Ritz-Carlton Yacht Collection®.